UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following summary set forth below in this Item 1.01 is qualified in its entirety by the Indenture and the Registration Rights Agreement (each as defined below) which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

2025 Notes Indenture

On December 7, 2018, Mercer International Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee, entered into an indenture (the “Indenture”) with respect to the Company’s issuance of 7.375% senior notes due 2025 in an aggregate principal amount of $350,000,000 (the “Notes”). The Notes are unsecured and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness, effectively junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and the indebtedness and other liabilities of subsidiaries of the Company and senior in right of payment to any of the Company’s future subordinated indebtedness.

Interest and Maturity

The Notes will mature on January 15, 2025 and interest on the Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2019. Interest will be payable to holders of record of the Notes on the immediately preceding January 1 and July 1 and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to January 15, 2021, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date, with the net proceeds of certain equity offerings, provided that:

•

at least 65% of the aggregate principal amount of the Notes issued under the Indenture (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 90 days of the date of the closing of such sale of equity interests.

On or after January 15, 2021, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice to the holders, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including any additional interest), if any, to (but not including) the applicable redemption date, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below, subject to the rights of holders of such Notes on the relevant record date to receive interest on the relevant interest payment date:

Notes

Year	Percentage
2021	103.688%
2022	101.844%
2023 and thereafter	100.000%

In addition, at any time prior to January 15, 2021, the Company may on one or more occasions redeem all or a part of the Notes at the “make-whole” premium set forth in the applicable Indenture, plus accrued and unpaid interest to (but not including) the redemption date.

The Company may redeem the Notes at the Company’s option, in whole but not in part, at any time prior to January 31, 2019 (the “Outside Date”) at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including, the redemption date if, in the Company’s judgment and as set forth in an officer’s certificate delivered to the trustee, the Company determines the Acquisition (as hereinafter defined) will not be consummated on or prior to the Outside Date on substantially the terms described in the Company’s Offering memorandum dated November 29, 2018. If the Company exercises this option, the Company will redeem the Notes on the fifth day (or if such day is not a business day, the first business day thereafter) after delivery of the officer’s certificate to the trustee.

Special Mandatory Redemption

In the event that the Company’s acquisition of all of the outstanding shares of Daishowa-Marubeni International Ltd. (the “Acquisition”) is not consummated on or prior to the Outside Date, or the share purchase agreement among the Company, Marubeni Corporation, Nippon Paper Industries Co., Ltd., and Daishowa North America Corporation respecting the Acquisition, dated October 3, 2018 (the “Acquisition Agreement”) is terminated any time prior thereto, the Company will be required to redeem in whole and not in part the aggregate principal amount of the outstanding Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) the fifth day (or if such day is not a business day, the first business day thereafter) after the Outside Date, if the Acquisition has not been consummated on or prior to the Outside Date, or (2) the fifth day (or if such day is not a business day, the first business day thereafter) following the termination of the Acquisition Agreement. If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the trustee or a paying agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Indenture.

Change of Control

If a change of control event occurs (as defined under the applicable Indenture), each holder of Notes of the applicable series may require the Company to repurchase all or a portion of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued but unpaid interest and additional interest, if any, on the Notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to, directly or indirectly: (1) declare or pay any dividends or make any other payment or distribution on account of the Company’s or any of its subsidiaries’ equity interests; (2) purchase, redeem or otherwise retire for value any equity interest of the Company; (3) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness of the Company that is contractually subordinated to the Notes; (4) incur, issue, assume or guarantee any indebtedness and issue any shares of preferred stock; (5) create, incur or assume certain liens; (6) consolidate, merge or transfer all or substantially all of the Company’s assets, unless certain conditions are met; (7) engage in transactions with affiliates, unless certain conditions are met; (8) guarantee any other indebtedness of the Company, unless certain conditions are met; and (9) designate any restricted subsidiary to be an unrestricted subsidiary, unless such action would not cause an event of default.

In the event that the Notes are rated as investment grade debt by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, and no event of default has occurred, most of the aforementioned covenants as well as the Company’s obligation to offer to repurchase the Notes following certain asset sale events will be suspended.

Events of Default

In the case of an event of default occurring and continuing, the trustee or the holders of 25% of the principal amount of the then outstanding Notes may declare all Notes to be immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all Notes to become due and payable immediately without further action or notice. Each of the following constitutes an event of default under the Indenture:

(1)	default for 30 days in the payment when due of interest or additional interest, if any, with respect to the Notes;

(2)	default in payment when due of the principal of, or premium, if any, on the Notes;

(3)	failure by the Company or any of its restricted subsidiaries to comply with certain provisions relating to change in control, asset sales, or mergers, consolidations and sales of assets;

(4)

failure by the Company or any of its restricted subsidiaries for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the other agreements in the applicable Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries, if that default:

a)

is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default’’); or

b)	results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $45.0 million or more;

(6)

failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $45.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7)

certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its restricted subsidiaries that is a significant subsidiary or any group of subsidiary subsidiaries that, taken together, would constitute a significant subsidiary.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on December 7, 2018, the Company entered into a registration rights agreement in respect of the Notes (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to be declared effective within 240 days after December 7, 2018, a registration statement relating to an offer to issue a series of new notes having terms substantially identical to the Notes in exchange for outstanding Notes (an “Exchange Offer”).

If the Company is not permitted by applicable law or SEC policy to consummate an Exchange Offer or file a registration statement related to such Exchange Offer in respect of the Notes, then the Company will be required to file a shelf registration statement (the “Shelf Registration Statement”) to register resales of the applicable series of Notes by holders thereof who satisfy certain conditions relating to the provision of info in connection with the Shelf Registration Statement. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Notes under certain circumstances.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under the heading “2025 Notes Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

Completion of Notes Offering

On December 7, 2018, the Company issued a press release announcing the completion of its previously announced offering of Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 7, 2018, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to the Notes.

4.2	Form of 7.375% Senior Note due 2025 (included in Exhibit 4.1 hereto).

10.1	Registration Rights Agreement, dated December 7, 2018, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to the Notes.

99.1	Press release of the Company, dated December 7, 2018, related to completion of the Notes offering.

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated December 7, 2018, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to the Notes.

4.2	Form of 7.375% Senior Note due 2025 (included in Exhibit 4.1 hereto).

10.1	Registration Rights Agreement, dated December 7, 2018, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to the Notes.

99.1	Press release of the Company, dated December 7, 2018, related to completion of the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David K. Ure
David K. Ure
Chief Financial Officer

Date: December 7, 2018